UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to §240.14a-12

HUB INTERNATIONAL LIMITED

(Name of Registrant as Specified In Its Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)	Proposed maximum aggregate value of transaction: N/A

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)	Date Filed: N/A

THE FOLLOWING FAQ WAS MADE AVAILABLE TO EMPLOYEES OF THE COMPANY

Hub International Limited

APAX Transaction FAQ

Release 2 – March 9, 2007

Here is an update on the questions that have been submitted by employees through our Presidents and via hubquestions@hubinternational.com. We will continue to address your questions as they are received and as more definitive information is available.

Will there be changes at the Executive Management level or to our Board of Directors?

There are no plans to make changes at home office or to the composition of the EMT. Similarly, there will be no changes to management at your brokerage. Our Pyramid organizational structure will stay intact. The composition of our Board of Directors, however, will change. Apax participates actively on the boards of all their portfolio companies. Marty Hughes will continue to sit on the Board. Additionally Apax likely will name at least three of their representatives to the Board and may appoint some outside directors who have relevant industry or other business experience.

Will Hub be required to change its name?

No. As with other Apax portfolio companies, we will continue to operate under our existing name and brand.

What will happen to my Hub shares, options or restricted share units?

You will be treated like all other shareholders, except that in some cases our employees own shares or other equity, like options or restricted share units, that are restricted or have other conditions attached to them. We will be reviewing the circumstances of every employee who holds equity over the next few weeks, and will provide you with further information as to the proposed treatment of your equity when the details are available. Suffice to say, at this time, your equity will be converted into value, in either the form of cash, or in some limited cases, equity in the new company, at the time the transaction closes. In addition, for those of you who are eligible for future participation in our existing equity incentive programs, we are designing new programs that will provide a similar level of rewards, recognition and incentives, although the character of the awards will change.

How will cash for my Hub equity be distributed?

The registered holders of Hub shares will receive cash for their shares from a trust company appointed by Apax, subject to any required withholding tax or an obligation to pay a loan you may have from the proceeds. We will be providing more detail as to the treatment that each employee shareholder can expect within the next few weeks.

In the U.S., the current 401k match is 60 cents on the dollar. After the transaction will the level of matching funds Hub contributes to my 401k remain the same even though those funds will not be in Hub shares?

Yes. Although the company match will no longer be made in part in Hub shares, we will contribute cash to your 401k at the same matching levels as we currently contribute Hub shares. We will be removing Hub shares from the 401k company match in March. The 401k oversight committee will have to approve any change and, like other cash matches, employees will be given the option to invest the funds as they see fit within the plan. We will provide notice to all affected employees when the change is made.

What does this change in ownership mean for us in my daily work life?

We don’t believe that the transaction will have any significant impact on your work or work environment. In short, the transaction should be totally transparent to you, as there are no planned changes taking place in the personnel, strategy or vision of the company.

Do you anticipate further expansion in Canada through acquisitions?

Yes, we do anticipate further expansion in Canada, where it makes sense to do so. Our access to acquisition resources will allow us to be opportunistic and pursue acquisitions that will help us to achieve our growth targets.

Do we have plans to grow outside of North America, and if so, will this transaction move up those growth plans?

We continue to be focused and committed to executing our current business strategies and completing our footprint in the US and Canada. However, we also continue to be an opportunistic company and we will consider expansion beyond U.S and Canadian borders if and when it makes sense.

What will the tax treatment be on equity that I hold that is sold in the transaction?

We cannot provide you with tax advice and we recommend that you consult a tax professional for definitive answers to your questions based on your individual situation; however, we will provide some general tax guidance within the next few weeks.

Will anyone from Apax join our management team (other than on our Board?)

No, there are no plans to add any Apax members to our management team. They will offer helpful insight and work with our senior management team where it makes sense, but there will not be an ongoing presence on a day-to-day basis.

How will Apax measure success?

Apax will be looking to us for guidance on the appropriate performance measures. Everyone should continue executing on your performance criteria as you have in the past. That said, Apax has a great track record of success, so we will be open to any of their ideas that can add value and make us a better company.

Will my existing employment agreement be honored by the company and Apax?

Yes. Agreements of employment will be honored. Although Apax is acquiring control of the company, any existing obligations of the company and its subsidiaries will remain in place, as will your obligations to the company. In some cases employees might be asked to enter into updated forms of agreement, but we expect that to be limited to a few and the exception to the rule.

Remember:

We ask that all employees forward media inquiries to Kirk James at 312-279-4881 or kirk.james@hubinternational.com. This will allow us to assure that a consistent message is being conveyed to the public.

Important Additional Information will be filed with Securities Regulators:

Hub will file a copy of the Arrangement Agreement with the Securities and Exchange Commission and Canadian securities regulators. In connection with the proposed transaction, Hub will file a proxy statement with the Securities and Exchange Commission and Canadian securities regulators. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARRANGEMENT AND THE PARTIES THERETO.

Investors and security holders may obtain a free copy of the Arrangement Agreement and proxy statement (when available) and other documents filed by Hub at the Securities and Exchange Commission’s Web site at http://www.sec.gov and at the Canadian securities regulators Web site at http://www.sedar.com. The proxy statement and such other documents may also be obtained for free from Hub by directing such request to Investor Relations, Hub International Limited, 55 East Jackson Boulevard, Chicago, IL 60604, telephone: (877) 402-6601.

Hub and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Hub’s shareholders in connection with the proposed transaction. Information concerning the interests of Hub’s management who are participating in the solicitation, which may be different than those of Hub shareholders generally, is set forth in Hub’s proxy statements and Annual Reports on Form 10-K, filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

Forward Looking Statements:

This release may contain “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. We have used words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will continue,” “will likely result,” and similar expressions to indicate forward-looking statements, however, these words are not the exclusive means of identifying these forward-looking statements. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements, including, but not limited to: risks associated with implementing our business strategies, identifying and consummating acquisitions, successfully integrating acquired businesses, attaining greater market share, resolution of regulatory issues and litigation, including those related to compensation arrangements with insurance carriers, the possibility that the receipt of contingent compensation from insurance carriers could be prohibited, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the demand for insurance products, fluctuations in the premiums charged by insurance carriers, with corresponding fluctuations in our premium-based revenue, fluctuations in foreign currency exchange rates, any loss of services of key executive officers, industry consolidation, increased competition in the industry, the actual costs of resolution of contingent liabilities , the passage of new federal, state or provincial legislation subjecting our business to regulation in the jurisdictions in which we operate, and those discussed in our Annual Report on Form 10-K, particularly under the caption “Risk Factors,” filed with the Securities and Exchange Commission and the Canadian securities commissions. These uncertainties and other factors also include, but are not limited to, risks associated with the transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Arrangement Agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction, risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction. Many of the factors that will determine the outcome of the subject matter of this release are beyond Hub’s ability to control or predict. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as otherwise expressly required by federal or provincial securities laws, we undertake no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.